Exhibit 99.1

INVESTOR CONTACT: Mark Kimbrough 615-344-2688	FOR IMMEDIATE RELEASE MEDIA CONTACT: Ed Fishbough 615-344-2810

HCA Provides Update on Accounting for HITECH Payments

Nashville, Tenn., November 8, 2011 — HCA Holdings, Inc. (NYSE: HCA) today announced that, in response to new accounting guidance, it is revising its accounting for the recognition of income from HITECH incentive payments related to meaningful use of certified electronic health record (EHR) technology. On November 4, 2011, the staff of the Securities and Exchange Commission (SEC) indicated to American Institute of Certified Public Accountants (AICPA) representatives that it believed the “gain contingency” accounting model is the appropriate income recognition model for HITECH incentive payments. The Company had previously recognized income related to HITECH incentive payments consistent with the consensus position of the AICPA health care industry expert panel. The Company’s conversion to the gain contingency income recognition model for the recognition of HITECH income does not change the Company’s previously reported results of operations for periods ended September 30, 2011. It does, however, change the estimated amount of HITECH income expected to be recognized during the fourth quarter of 2011, which results in a corresponding change to the Company’s previously issued guidance for the fourth quarter and full year ending December 31, 2011.

Under the gain contingency income recognition model, the Company will recognize HITECH income when its eligible hospitals have demonstrated meaningful use of certified EHR technology for the applicable period and the cost report information for the full cost report year that will determine the final calculation of the HITECH payment is available. This change in accounting treatment will not affect the timing of the Company’s entitlement to receive HITECH incentive payments, only the timing of the recognition of income related to such payments. The Company will record deferred income on its balance sheet for any HITECH incentive payments received in excess of HITECH income recognized in its income statement, and will recognize these deferred amounts in income as the applicable cost report information becomes available.

Prior to receipt of the new accounting guidance, the Company held its earnings call for the third quarter on November 1, 2011 at which time management stated that the Company expected to recognize additional HITECH income of $310 million to $340 million in the fourth quarter of 2011 and HITECH income of $400 million to $430 million for the year ended December 31, 2011. Based on these HITECH income assumptions, management reaffirmed existing guidance of 3 percent to 5 percent growth in Adjusted EBITDA for the full year 2011, assuming the Company would meet the HITECH reimbursement parameters and excluding any financial impact of the recently completed acquisition of its partner’s interest in the HealthONE venture.

Adjusting for the changes in the accounting treatment for expected HITECH payments, the Company now expects to recognize HITECH income of $100 million to $130 million in the fourth quarter of 2011 and HITECH income of $190 million to $220 million for the year ending December 31, 2011. The estimated reduction in HITECH income for 2011 as a result of the change in accounting treatment is approximately $210 million, which is now expected to be recognized as income for accounting purposes in 2012. The Company now estimates growth in Adjusted EBITDA of zero to 2 percent for the full year 2011, assuming the Company meets the revised HITECH income estimates and related reimbursement parameters and excluding any financial impact of the recently completed acquisition of its partner’s interest in the HealthONE venture.

“The revisions to the accounting treatment for HITECH income communicated by the SEC staff do not change our reported results of operations, the timing of our hospitals being able to attest to their demonstration of meaningful use of certified EHR technology, the amount of the HITECH incentive cash payments we expect to receive, or the timing of receiving HITECH incentive payments. Accordingly, there has been no change in our business fundamentals but rather only a change in the timing of our ability to recognize the HITECH income related to the expected incentive payments,” said R. Milton Johnson, President and Chief Financial Officer of HCA.

HCA will host a conference call for investors to address the HITECH accounting issue at 8:00 A.M. Central Standard Time today. The dial-in number is:

Participants Toll Free US/Canada 800-344-6491

(There is no pass code required for the call.)

All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon. The webcast can be accessed at: http://www.talkpoint.com/viewer/starthere.asp?Pres=137587 or through the Company’s Investor Relations web page at www.hcahealthcare.com.

####

Cautionary Statement about Preliminary Results and Other Forward-Looking Information

This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact and are subject to finalization of the Company’s third quarter financial and accounting procedures. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the effects related to the enactment and implementation of the Budget Control Act of 2011 (“BCA”) and the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), the possible enactment of additional federal or state health care reform and possible changes to the Health Reform Law and other federal, state or local laws or regulations affecting the health care industry, (3) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (4) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (5) possible changes in the Medicare, Medicaid and other state programs, including Medicaid supplemental payments pursuant to upper payment limit (“UPL”) programs, that may impact reimbursements to health care providers and insurers, (6) the highly competitive nature of the health care business, (7) changes in revenue mix, including potential declines in the population covered under managed care agreements and the ability to enter into and renew managed care provider agreements on acceptable terms, (8) the efforts of insurers, health care providers and others to contain health care costs, (9) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (10) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (11) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (12) changes in accounting practices, (13) changes in general economic conditions nationally and regionally in our markets, (14) future divestitures which may result in charges and possible impairments of long-lived assets, (15) changes in business strategy or development plans, (16) delays in receiving payments for services provided, (17) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (18) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (19) our ability to demonstrate meaningful use of certified electronic health record technology and recognize revenues for the related Medicare or Medicaid incentive payments, and (20) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2010 and other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Holdings, Inc. and its affiliates.

3